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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              MS ACQUISITION CORP.


                  MS ACQUISITION CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify that:

         1. The name of the corporation is MS ACQUISITION CORP. (the "Corporation"). The Corporation was originally incorporated under the name PWC Acquisition Corp., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 2, 1986 being thereafter amended and restated.

         2. This Restated Certificate of Incorporation (i) has been adopted in accordance with the provisions of Sections 228 (with the written consent of the stockholders of the Corporation), 242 and 245 of the GCL and (ii) amends, restates and integrates the provisions of the Certificate of Incorporation of the Corporation as in effect immediately prior to the filing hereof.

         3. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

            FIRST: The name of the corporation is MS Acquisition Corp. (hereinafter the "Corporation").

            SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

            FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 22,563,123.32 shares, consisting of 20,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"); and 2,563,123.32 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Common Stock will consist of two classes of Common Stock as follows:



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                  (a) 12,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common"), consisting of four series designated as follows:

                           (i) 2,000,000 shares of Series A-1 Common Stock, $.01 par value per share (the "Series A-1 Common"),

                           (ii) 1,500,000 shares of Series A-2 Common Stock, $.01 par value per share (the "Series A-2 Common"),

                           (iii) 2,500,000 shares of Series A-3 Common Stock, $.01 par value per share (the "Series A-3 Common"), and

                           (iv) 6,000,000 shares of Series I Common Stock, $.01 par value per share (the "Series I Common"); and

                  (b) 8,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common"), consisting of two series designated as follows:

                           (i) 1,500,000 shares of Series B-1 Common Stock, $.01 par value per share (the "Series B-1 Common"), and

                           (ii) 2,500,000 shares of Series B-2 Common Stock, $.01 par value per share (the "Series B-2 Common"), and

                           (iii) 4,000,000 shares of Series II Common Stock, $.01 par value per share (the "Series II Common").

                  Each share of Class A Common Stock, par value $.01 per share, of the Corporation which is issued and outstanding immediately prior to the filing of this Restated Certificate of Incorporation shall be reclassified into one share of Series A-3 Common. Each share of Class B Common Stock, par value $.01 per share, of the Corporation which is issued and outstanding immediately prior to the filing of this Restated Certificate of Incorporation shall be reclassified into one share of Series B-2 Common.

The Preferred Stock will consist of:

                  (a) 293,123.32 shares of a class of Preferred Stock constituting Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock");

                  (b) 270,000 shares of a class of Preferred Stock constituting Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"); and



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                  (c) 2,000,000 shares of a class of Preferred Stock
constituting New Preferred Stock, par value $.01 per share, in one or more series, the terms of which may be set forth by resolution of the Board of Directors, as provided by Section 1(b) of Part III of Article FOURTH (the "New Preferred Stock").


                                 I. DEFINITIONS

         1. The following terms shall have the following meanings in this Certificate of Incorporation (such definitions to be equally applicable to both singular and plural forms of the terms defined):

            "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

            "Associate" means, with respect to any Person, (i) any other Person of which such Person or the Persons described in clause (iii) below is an officer, member or partner or is, directly or indirectly, the beneficial owner of 5 percent (5%) or more of any class of equity securities or equivalent economic interest; (ii) any trust, estate, or similar organization in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any spouse or other relative of such Person, or any relative of such spouse.

            "Board of Directors" means the board of directors of the Corporation.

            "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for business.

            "Equity Equivalents" means securities exercisable, convertible or exchangeable for or into Common Stock.

            "Funded Debt" means, without duplication, with respect to any Person
(i) all indebtedness for borrowed money or for the deferred purchase price of property, (ii) the face amount of all letters of credit, banker's acceptances and other credit facilities issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iii) all liabilities secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (iv) lease obligations of such Person which, in accordance with generally


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accepted accounting principles, should be capitalized, (v) obligations with respect to any conditional sale agreement or title retention agreement and (vi) guarantees by such Person of the Funded Debt of another Person; but excluding in each case trade and other accounts payable in the ordinary course of business.

            "Person" or "person" means an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

            "Qualifying Offering" means the consummation of an underwritten primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act as a result of which (i) (together with all similar previous public offerings) at least $50 million of aggregate net proceeds are raised for the Corporation, and (ii) the Common Stock is listed on The New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

            "Regulatory Problem" means, with respect to any stockholder, any set of facts or circumstances wherein such stockholder has made a determination that
(i) such stockholder or such stockholder's Affiliates own, control or have certain power over a quantity of securities of any kind issued by the Corporation which exceeds any limitation to which it is (or they are) subject, or which is otherwise not permitted, under any law, rule or regulation of any governmental authority (including any position to that effect taken by such governmental authority) or (ii) that restrictions are imposed on such stockholder as a result of any law, regulation, rule or directive (whether or not having the force of law) of any governmental or regulatory authority which make it illegal or unduly burdensome for such stockholder or such stockholder's Affiliates to continue to own, control or have such power over any securities of any kind issued by the Corporation.

            "Sale of the Company" means the sale of the Corporation (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or a series of related transactions to a Person or Persons that is not an Affiliate or Associate of any Sofedit Stockholder or Sofedit Institutional Stockholder pursuant to which such Person or Persons acquires (i) securities representing at least a majority of the voting power of all securities of the Corporation, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of the business or assets of the Corporation and its Subsidiaries.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

            "Significant Subsidiaries" means those Subsidiaries of the Corporation which constitute a "Significant Subsidiary" as defined in Regulation S-X promulgated by the Securities


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and Exchange Commission under the Securities Act, as such Regulation is in effect on the date hereof.

                  "Significant Transaction" means:

                           (i) any merger, consolidation or other business
                  combination of the Corporation or any of its Significant Subsidiaries with or into any Person or any formation by the Corporation or any of its Significant Subsidiaries of any entity which would, upon such formation, be a Subsidiary;

                           (ii) any sale, lease, exchange or other disposition
                  by the Corporation or any of its Significant Subsidiaries of a significant portion of the Corporation's assets on a consolidated basis, in a single transaction or a series of related transactions, to or with any Person;

                           (iii) any amendment to or modification or repeal of
                  any provision of this Restated Certificate of Incorporation or the By-Laws of the Corporation;

                           (iv) any acquisition by the Corporation or any of its
                  Subsidiaries of securities or assets, in a single transaction or a series of related transactions, if such securities or assets will represent thirty-five percent (35%) or more of the total assets or revenues of the Corporation, as reflected on the Corporation's most recent consolidated financial statements, as such is determined in accordance with the generally accepted accounting principles used to prepare such financial statements;

                           (v) any significant increase or reduction of the
                  capital of the Corporation or any of its Significant Subsidiaries or the creation of any additional class of capital stock of the Corporation or any of its Subsidiaries, or the issuance by the Corporation or any of its Subsidiaries of Equity Equivalents on a basis other than pro rata to the holders of capital stock other than the issuance of Common Stock upon the conversion of any outstanding class or series of Common Stock;

                           (vi) the incurrence or guaranty after the April 14,
                  1998 by the Corporation or any of its Subsidiaries of any material Funded Debt or any modification or amendment to any agreement governing the incurrence or guaranty thereof (other than (x) any incurrence or guaranty under an agreement approved by the Board of Directors prior to the date of the filing of this Restated Certificate of Incorporation or the incurrence or guaranty of Funded Debt as permitted under any such agreement, (y) any guaranty with respect to Funded Debt not in excess of $10,000,000 in the aggregate and (z) any increase not in


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                  excess of $5,000,000 in the amount of Funded Debt guaranteed under an agreement approved by the Board of Directors prior to the date of the filing of this Restated Certificate of Incorporation);

                           (vii) the dissolution of the Corporation (or any of
                  its Significant Subsidiaries), the adoption of a plan of liquidation by the Corporation (or any of its Significant Subsidiaries), any action by the Corporation (or any of its Significant Subsidiaries) to commence any suit, case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief of debtors entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors; and

                           (viii) any transaction or dealing between the
                  Corporation or any of it Subsidiaries and one or more of its stockholders (or any Affiliate or Associate of any stockholder).

                  "Sofedit Institutional Stockholders" has the meaning provided in the Stockholders Agreement.

                  "Sofedit Stockholders" has the meaning provided in the Stockholders Agreement.

                  "Stockholders Agreement" means the Stockholders Agreement dated as of April 9, 1998 by and among the Corporation and its stockholders, as in effect on the date of execution thereof.

                  "Subsidiary" means, with respect to any Person, any other Person in which such Person, directly or indirectly through Subsidiaries or otherwise, owns more than fifty percent (50%) of either the equity interests or the voting power.

                  "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or ad-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.



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         2. The following terms, when used in this Restated Certificate of
Incorporation, shall have the meanings provided for such terms in the Articles, Parts and Sections set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

                  Term                             Article
                  ----                             -------

                  Corporation                      FIRST
                  GCL                              THIRD

                  Term                             Section (Part)
                  ----                             of Article FOURTH
                                                   -----------------

                  Class A Common                   preamble
                  Class B Common                   preamble
                  Common Stock                     preamble
                  Conversion Event                 6(c)
                  Conversion Price                 7(a) (Part III)
                  Date of Issuance                 1(c) (Part III)
                  Dividend Payment Date            2 (Part III)
                  Dividend Period                  2 (Part III)
                  Dividend Rate                    2 (Part III)
                  Junior Stock                     3(c) (Part III)
                  New Preferred Stock              preamble
                  Optional Conversion              7(a) (Part III)
                  Organic Change                   8(a) (Part III)
                  Parity Securities                3(d) (Part III)
                  Preferred Liquidation Value      3(b) (Part III)
                  Preferred Stock                  preamble
                  Redemption Date                  4(a) (Part III)
                  Redemption Price                 4(a) (Part III)
                  Series A-1 Common                preamble
                  Series A-2 Common                preamble
                  Series A-3 Common                preamble
                  Series A Preferred Stock         preamble
                  Series B Accrual Date            3(a) (Part III)
                  Series B-1 Common                preamble
                  Series B-2 Common                preamble
                  Series B Preferred Stock         preamble
                  Series I Common                  preamble
                  Series II Common                 preamble
                  Share                            1(c) (Part III)
                  Stated Value                     1(c) (Part III)


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                                II. COMMON STOCK

                  Except as otherwise provided herein or as otherwise required by applicable law, all shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges.

         1.       Voting Rights Generally.

                  (a) Except as expressly provided herein or as required under the GCL, on all matters to be voted on by the Corporation's stockholders, (i) each holder of record of shares of Class A Common will be entitled to one vote per share so held, and (ii) holders of shares of Class B Common will be entitled to no voting rights.

                  (b) Except as expressly required under the GCL, on any matter on which holders of Class B Common shall be entitled to vote, they shall be entitled to one vote per share.

         2. Voting for and by the Board of Directors.

                  (a) Prior to the occurrence of a Conversion Event, the holders of shares of Series A-1 Common, Series A-2 Common and Series A-3 Common shall have the right to nominate and elect the members of the Board of Directors, and the Board of Directors shall vote on matters, in each case as described below:

                           (i) The Board of Directors shall have seven (7) members. Except as provided in clause (a) (v) below, the Board of Directors shall act by the affirmative vote of directors on the Board of Directors having a majority of the votes entitled to be cast at a meeting at which a quorum is present. The Board of Directors may also take action by unanimous written consent of the directors, as provided in the ByLaws of the Corporation.

                           (ii) So long as any shares of Series A-1 Common shall remain outstanding, the holders of such shares, voting together as a separate series, shall be entitled to nominate and elect three
                                   (3) members to the Board of Directors by the affirmative vote of the holders of a majority in number of all such shares then outstanding.

                           (iii) So long as any shares of Series A-2 Common shall remain outstanding, the holders of such shares, voting together as a separate series, shall be entitled to nominate and elect two
                                   (2)


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                                   members to the Board of Directors by the
                                   affirmative vote of the holders of a majority in number of all such shares then outstanding.

                           (iv) So long as any shares of Series A-3 common shall remain outstanding, the holders of such shares, voting together as a separate series, shall be entitled to nominate and elect two
                                   (2) members to the Board of Directors by the affirmative vote of the holders of a majority in number of all such shares then outstanding.

                           (v) The affirmative vote of at least one (1) director elected by the holders of the Series A-3 Common shall be required prior to the Corporation or any Subsidiary of the Corporation entering into any Significant Transaction.

                  (b) Upon and after the occurrence of a Conversion Event, the holders of shares of Class A Common Stock shall have the right to elect members of the Board of Directors, and the Board of Directors shall vote on matters as described below:

                           (i) The Board of Directors shall have such number of members as may be determined by the Board of Directors. The members of the Board of Directors shall act by the affirmative vote of directors on the Board of Directors having a majority of the votes entitled to be cast at a meeting at which a quorum is present. The Board of Directors may also take action by the unanimous written consent of the directors, as provided in the By-laws of the Corporation.

                           (ii) The holders of the shares of the Class A Common, voting together as a separate class, shall be entitled to elect the members of the Board of Directors by the plurality vote of the holders of such issued and outstanding shares.

         3. Dividends. When and as dividends are declared or paid on shares of Common Stock, whether in cash, property or securities, each holder of record of shares of Common Stock will be entitled to a ratable portion of such dividend, based upon the number of shares of Common Stock then held of record by each such holder, provided that (a) if dividends are declared in shares of Common Stock, such dividends will be declared and paid at the same rate per share on each class and each series of Common Stock, and, unless the Corporation obtains the prior affirmative vote or written consent of at least ninety-five percent (95%) of the shares of each class of Common Stock then outstanding, in each case voting together as a separate class, dividends payable in shares of a specific class and series of Common Stock will be payable only to holders of that particular class and series of Common Stock; provided, further, that any dividend or distribution payable to one class or series of Common Stock entitles the other class


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and series of Common Stock to the same form and distribution amount (except as provided for in (a) above and (b) below) on the same date, and (b) if the dividends consist of voting securities of the Corporation, the Corporation will make available to each holder of Class B Common, at such holder's request, dividends consisting of non-voting securities of the Corporation, which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the shares of Class B Common are convertible into the shares of Class A Common.

         4. Stock Splits; Combinations. If the Corporation, in any manner, subdivides or combines (by stock split, stock dividend or otherwise) the outstanding shares of one class or series of Common Stock, the issued and outstanding shares of the other classes and series of Common Stock will be proportionately subdivided or combined unless the Corporation obtains the prior affirmative vote or consent of the holders of all of the issued and outstanding shares of Class A Common and Class B Common, voting together as a separate class.

         5. Liquidation.

            (a) Ratable Participation. The holders of the Common Stock will be entitled to share ratably, on the basis of the number of shares of Common Stock then held by each such holder, in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding-up of the Corporation.

            (b) Mergers, etc. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall, alone, be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

         6. Conversion.

            (a) Optional Conversion of Class A Common. Prior to the occurrence of a Conversion Event, each share of Series A-2 Common is convertible into one share of Series B-1 Common and each share of Series A-3 Common is convertible into one share of Series B-2 Common, in each case at the option of the holder thereof in the event that the holder thereof has determined that it (or its Affiliates, other than the Corporation) might be subject to a Regulatory Problem as a result of its holdings of shares of any Class A Common. Upon and after the occurrence of a Conversion Event, each share of Series I Common is convertible into one share of Series II Common at the option of the holder thereof in the event that the holder thereof has determined that it (or its Affiliates, other than the Corporation) might be subject to a Regulatory Problem as a result of its holdings of shares of any Class A Common.



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            (b) Optional Conversion of Class B Common. Prior to the occurrence of a Conversion Event, each share of Series B-1 Common is convertible into one share of Series A-2 Common and each share of Series B-2 Common is convertible into one share of Series A-3 Common, in each case at the option of the holder thereof. Upon and after the occurrence of a Conversion Event, each share of Series II Common is convertible into one share of Series I Common, in each case at the option of the holder thereof.

            (c) Automatic Conversion. Upon (i) the consummation of a Qualifying Offering, (ii) the consummation of a Sale of the Company pursuant to clause (i) of the definition of "Sale of the Company" or (iii) the distribution of any proceeds from a Sale of the Company to the stockholders of the Corporation pursuant to clause (ii) of the definition of "Sale of the Company" (each a "Conversion Event"), (x) each share of Series A-1 Common, Series A-2 Common and Series A-3 Common shall be automatically converted into one fully paid and non-assessable share of Series I Common and (y) each share of Series B-1 Common and Series B-2 Common shall be automatically converted into one fully paid and non-assessable share of Series II Common.

         7. Conversion Procedure.

            (a) Each conversion pursuant to Section 6(a) or 6(b) of this Part II of shares of one series of Class A Common (or series of Class B Common, as the case may be) into a series of Class B Common (or Class A Common, as the case may
be) will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with written notice to the Corporation by the holder of such shares stating (x) that the holder desires to convert the shares, or a stated number of the shares, of a series of Class A Common or series of Class B Common (as the case may be), (y) with respect to any conversion of shares of a series of Class A Common into a series of Class B Common, that such holder has determined that such conversion is necessary because of a Regulatory Problem and (z) with respect to any conversion of a series of Class B Common into a series of Class A Common, that such holder has determined that such conversion will not result in a Regulatory Problem for any of such holder or its Affiliates (other than the Corporation).

            (b) Each conversion pursuant to Section 6(a) or 6(b) of this Part II will be deemed to have been effected as of the close of business on the date on which such certificate or certificates were surrendered and such notice was received. Each automatic conversion pursuant to Section 6(c) of this Part II will be deemed to have been effected at the close of business on the date of the consummation of the Conversion Event. At such time the rights of the holder of the converted Common Stock as such holder will cease and the Person or Persons in whose name or names the certificate or certificates for shares of such other class or series of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of such other class or series of Common Stock represented thereby.


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            (c) Following each surrender of certificates representing the class or series of Common Stock being converted, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the class or series of Common Stock issuable upon such conversion and (b) in the case of the Class A Common and the Class B Common, a certificate representing any Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

            (d) The issuance of certificates for a class or series of Common Stock upon conversion of any class or series of Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of such other class or series of Common Stock.

            (e) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common and Class B Common the number of such shares sufficient for issuance upon conversion of any class or series of the Common Stock hereunder.

            (f) The Corporation will not close its books against the transfer of any class or series of Common Stock in any manner which would interfere with the timely conversion of any class or series of Common Stock.

            (g) The Corporation shall not issue any shares of Series A-1 Common, Series A-2 Common, Series A-3 Common, Series B-1 Common or Series B-2 Common following the occurrence of a Conversion Event.

            (h) The Corporation shall not issue any shares of Series I Common or Series II Common prior to the occurrence of a Conversion Event.

         8. Registration of Transfer. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration and transfer of shares of Common Stock. Upon the surrender of any certificate representing shares of any class or series of Common Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class or series represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class or series as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.



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         9. Replacement. Upon receipt of evidence reasonably satisfactory to the
Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class or series of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of the indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory with the approval of the Board of Directors or the Corporation), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class or series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         10. Amendment and Waiver. No amendment or waiver of any provision of this Article FOURTH will be effective without the prior approval of the holders of a majority in number of all shares of Class A Common then outstanding, voting together as a separate class, and the holders of a majority in number of all shares of Class B Common then outstanding, voting together as a separate class.

         11. Merger Consideration. Without the prior affirmative vote or written consent of the holders of at least ninety-five percent (95%) of each class of Common Stock then outstanding, in each case voting together as a separate class, the Corporation will not merge, consolidate or effect a recapitalization, unless, in connection with any merger, consolidation or recapitalization in which holders of any class or series of Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, all holders of all classes or series of Common Stock shall be given the opportunity to receive the same form and amount of consideration per share.


                              III. PREFERRED STOCK

         1. Designation.

            (a) Series A Preferred Stock and Series B Preferred Stock. Two classes of Preferred Stock are hereby created with the designations, powers, preferences and rights set forth herein. The Corporation is authorized to issue a class of Preferred Stock designated as "Series A Preferred Stock" consisting of 293,123.32 shares and a class of Preferred Stock designated as "Series B Preferred Stock" consisting of 270,000 shares.

            (b) New Preferred Stock. The Board of Directors is authorized to issue, in one or more series, shares of New Preferred Stock. The New Preferred Stock shall have voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issuance of such New Preferred Stock adopted by the Board of Directors.

            (c) Stated Value; Date of Issuance. The shares of Series A Preferred Stock and the shares of Series B Preferred Stock (individually, a "Share" and, collectively, the "Shares") shall each have a stated value of $100 per share (the "Stated Value"). No Shares shall be issued except as part of the original issuance thereof. The date on which the Corporation initially issues any Share will be deemed its "Date of Issuance" regardless of the number of times transfer of such Share is made on the stock records of the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

            (d) Ranking. The shares of Series A Preferred Stock and the shares of Series B Preferred Stock shall rank pari passu as between each other with respect to payment of dividends, other distributions, preferences or redemption or liquidation rights or otherwise. For so long as any shares of Series A Preferred Stock are issued and outstanding, the Corporation will not, without the consent of the holders of a majority in number of shares of Series A Preferred Stock then outstanding (other than any holder who will also hold (or whose Affiliates, Associates, employees or designees will also hold) the Preferred Stock which is subject to such consent), voting together as a separate series, issue any series of Preferred Stock which will be senior to or pari passu with the Series A Preferred Stock with respect to payment of dividends, other distributions, preferences or redemption or liquidation rights or otherwise. For so long as any shares of Series B Preferred Stock are issued and outstanding, the Corporation will not, without the consent of the holders of a majority in number of shares of Series B Preferred Stock then outstanding (other than any holder who will also hold (or whose Affiliates, Associates, employees or designees will also hold) the Preferred Stock which is subject to such consent), voting together as a separate series, issue any series of Preferred Stock which will be senior to or pari passu with the Series B Preferred Stock with respect to payment of dividends, other distributions, preferences or redemption or liquidation rights or otherwise.

         2. Dividends. When, as and if declared by the Board of Directors, to the extent funds are legally available therefor, dividends will be payable on each Share, in cash, as provided herein. Dividends on the Shares will be payable at a rate per annum equal to eleven percent (11%) of the Stated Value thereof (the "Dividend Rate"). Such dividends shall be payable semi-annually on the 13th day of February and August of each year, commencing on February 13, 1997 with respect to the Series A Preferred Stock and on the first 13th day of February or August to occur subsequent to the Series B Accrual Date with respect to the Series B Preferred Stock (each such date hereinafter referred to as a "Dividend Payment Date" and each such dividend period hereinafter referred to as a "Dividend Period"), except that if such date is not a Business Day, then such dividend shall be payable on the next succeeding Business Day, to the holders of record as they appear on the register of the Corporation for the Shares.

         3. Accrual.

            (a) Dividends on the Shares shall accrue cumulatively on a daily basis and shall accrue from the Date of Issuance of such Shares with respect to the Series A Preferred Stock and from the earlier to occur of (i) April 14, 1999 and (ii) the consummation of a Qualifying Offering (such date being referred to as the "Series B Accrual Date") with respect to the Series B Preferred Stock, in each case to and including the date on which the redemption of such Shares shall have been effected or on which full payment with respect to such Shares shall have been made pursuant to any liquidation, dissolution or winding-up of the Corporation, whether or not such dividends have been declared and whether or not there shall be (at the time such dividends became or become payable or any other time) profits, surpluses or other funds of the Corporation legally available for the payment of dividends.

            (b) To the extent not paid on any Dividend Payment Date, all dividends which have accrued on any Shares then outstanding during the period from and including the preceding Dividend Payment Date (or from and including the Date of Issuance or the Series B Accrual Date, as the case may be, for such Shares in the case of the initial Dividend Payment Date for such Shares) to (but excluding) such Dividend Payment Date shall be added on such Dividend Payment Date to the Preferred Liquidation Value of such Shares (so that, without limitation, dividends shall thereafter accrue in respect of the amount of such accrued but unpaid dividends) and shall remain a part thereof until (but only until) such dividends are paid. The "Preferred Liquidation Value" of any Share as of a particular date shall be equal to the sum of $100 plus an amount equal to any accrued and unpaid dividends (whether or not earned or declared) on such Share added to the Preferred Liquidation Value of such Share on any Dividend Payment Date pursuant to this Section (3)(b) of Part III and not thereafter paid.

            (c) Priority for Shares. For so long as any Shares shall be outstanding, no dividend or distribution, whether in cash, stock or other property, shall be paid, declared and set apart for payment or made on any date on or in respect to the Common Stock, or any other class or series of stock of the Corporation ranking junior to the Shares (together with the Common Stock, a "Junior Stock") as to dividends or distributions of assets upon liquidation, dissolution or winding-up, and no payment on account of the redemption, purchase or other acquisition or retirement for value by the Corporation of shares of Common Stock or any other Junior Stock shall be made on any date unless, in each case, the full amount of unpaid dividends accrued on all outstanding Shares shall have been paid or contemporaneously are declared and paid; provided, however, that the foregoing provisions of this sentence shall not prohibit (i) a dividend payable solely in shares of Common Stock or any other Junior Stock,
(ii) the acquisition of any shares of any Common Stock or any other Junior Stock upon conversion or exchange thereof into or for any shares of any other class of Common Stock or other Junior Stock or (iii) the acquisition of any shares of Common Stock pursuant to the Stockholders Agreement.

            (d) Pro Rata. If the Corporation pays any dividend on the Series A Preferred Stock or the Series B Preferred Stock which is less than the total amount of accrued and unpaid dividends thereon, such payment will be distributed ratably among the holders of the Series A Preferred Stock, among the holders of the Series B Preferred Stock and among the holders of any class or series of capital stock of the Corporation ranking pari passu with respect to dividends and liquidation preference ("Parity Securities") based on the aggregate accrued but unpaid dividends on the Series A Preferred Stock, the Series B Preferred Stock and the Parity Securities held by each such holder.

            (e) The Board of Directors may fix a record date for the determination of holders of Shares entitled to receive payment of the dividends payable pursuant to Section 2 of this Part III, which record date shall not be more than sixty (60) days prior to the Dividend Payment Date.

         4. Redemption.

            (a) Redemption by Corporation. To the extent funds are legally available therefor, on the earlier of (i) February 13, 2007, or if such date is not a Business Day then on the next Business Day, or (ii) the date on which a Sale of the Company occurs, the Corporation shall redeem at the Redemption Price therefor all issued and outstanding Shares. On any Business Day prior to February 13, 2007, the Corporation, at its option, may redeem at the Redemption Price therefor all of the issued and outstanding Shares. The date on which Shares are redeemed pursuant to this Section 4(a) of Part III is referred to herein as the "Redemption Date." If on the Redemption Date there shall be insufficient funds of the Corporation legally available for such redemption, such amount of the funds as is legally available shall be used for the redemption requirement as described in this Section 4(a)(i) and (ii) of this
Part III. Such redemption requirement shall be cumulative so that if such requirement shall not be fully discharged for any reason, funds legally available therefor shall immediately be applied thereto upon receipt by the Corporation until such requirement is discharged.

            The redemption price (the "Redemption Price") for each outstanding Share to be redeemed pursuant to this Section 4(a) of Part III shall be the sum of (i) the Stated Value thereof plus (ii) an amount equal to all accrued and unpaid dividends thereon to the Redemption Date.

            (b) Payment of Redemption Price. On the Redemption Date, the Corporation shall pay to the holder of each Share being redeemed, upon surrender by such holder at the Corporation's principal executive office of the certificate representing such Share, duly endorsed in blank or accompanied by an appropriate form of assignment, the Redemption Price.

            (c) Redeemed or Otherwise Acquired Shares not to be Reissued. All Shares redeemed pursuant to this Section 4 of Part III or otherwise acquired by the Corporation shall be retired and shall not thereafter be reissued.

            (d) Determination of Number of Each Holder's Shares to be Redeemed. If less than all of the outstanding Shares are to be redeemed pursuant to
Section 4(a) of this Part III, the Corporation shall determine the Shares held by each holder to be redeemed as hereinafter provided. The number of Shares to be redeemed from each holder thereof shall be the number of Shares determined by multiplying the total number of Shares to be redeemed by a fraction, the numerator of which shall be equal to the sum of (i) the aggregate Stated Value of all Shares then held by such holder, plus (ii) the aggregate amount of accrued and unpaid dividends on all Shares then held by such holder and the denominator of which shall be equal to the sum of (i) the aggregate Stated Value of all Shares then outstanding, plus (ii) the aggregate amount of accrued and unpaid dividends on all Shares then outstanding.

            (e) Notice of Redemption. Notice of the redemption of Shares pursuant to Section 4(a) of this Part III, specifying the time and place of redemption and the Redemption Price, shall be given to each holder of record of Shares to be redeemed, at the address for such holder shown on the stock records of the Corporation not less than thirty (30) Business Days prior to the date on which such redemption is to be made; provided, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any Shares to be redeemed. Such notice shall also specify the number of Shares of each holder thereof and the certificate numbers thereof which are to be redeemed. In case less than all the Shares represented by any certificate are redeemed, a new certificate representing the unredeemed Shares shall be issued to the holder thereof without cost to such holder.

            (f) Dividends After Redemption Date. Unless the Redemption Price is not made available to the holder of a Share, then from and after its Redemption Date, no Share shall be entitled to any dividends accruing after such date, all rights of the holder of such Share, as a stockholder of the Corporation by reason of the ownership of such Share, shall cease, except the right to receive the Redemption Price of such Share upon the presentation and surrender of the certificate representing such Share, and such Share shall not after such date be deemed to be outstanding for any purpose.

         5. Liquidation Rights.

            (a) Preference for Series A Preferred Stock and Series B Preferred Stock. Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of outstanding Shares shall be entitled to receive for each such Share, out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of Common Stock or any other Junior Stock, an amount in cash equal to the sum of (i) the Stated Value, plus (ii) all accrued and unpaid dividends on each such Share to the date of final distribution.

            (b) Preferences are not Participating. After the payment to the holders of the Shares of the full preferential amounts provided for in this
Section 5 of Part III, the holders of the Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

            (c) Preferences. In the event the assets of the Corporation available for distribution to the holders of the Shares upon any dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section 5 of Part III, no such distribution shall be made on account of any shares of any other class or series of Junior Stock, if any, unless the full distributive amount shall be paid on account of the Shares. If upon any such dissolution, liquidation or winding-up of the Corporation, the assets of the Corporation available for distribution to stockholders shall be insufficient to provide for payment in full of the preference accorded to the Series A Preferred Stock hereunder, the Series B Preferred Stock hereunder and the Parity Securities, if any, then such assets shall be distributed ratably among the Series A Preferred Stock, the Series B Preferred Stock and the Parity Securities, if any, based on the sum of (i) the Stated Value or the stated value of the Parity Securities, as the case may be, plus (ii) all accrued and unpaid dividends on the Series A Preferred Stock, the Series B Preferred Stock and the Parity Securities, if any.

            (d) Mergers, etc. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

         6. Voting.

            (a) Generally. Except as required by law, and except as otherwise specifically provided herein, none of the Shares shall have any voting rights.

            (b) Amendment; Certification of Incorporation. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote at a meeting or the written consent in lieu of a meeting of the holders of at least a majority in number of all shares of Series A Preferred Stock then outstanding, amend, alter or repeal any of the provisions of this Restated Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the Series A Restated Preferred Stock. So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote at a meeting or the written consent in lieu of a meeting of the holders of at least a majority in number of all shares of Series B Preferred Stock then outstanding, amend, alter or repeal any of the provisions of this Restated Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the Series B Preferred Stock.

            (c) Authorized Shares. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not amend this Restated Certificate of Incorporation so as to increase or decrease the aggregate number of authorized shares of the Preferred Stock, or increase or decrease the par value of the Preferred Stock, without the affirmative vote at a meeting or the written consent in lieu of a meeting of the holders of at least a majority in number of all shares of Series A Preferred Stock then outstanding. So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not amend this Restated Certificate of Incorporation so as to increase or decrease the aggregate number of authorized shares of the Preferred Stock, or increase or decrease the par value of the Preferred Stock, without the affirmative vote at a meeting or the written consent in lieu of a meeting of the holders of at least a majority in number of all shares of Series B Preferred Stock then outstanding.

         7. Conversion of Series A Preferred Stock and Series B Preferred Stock. The holders of the Shares shall each have the following conversion rights:

            (a) Right to Convert. Subject to the provisions for adjustment hereinafter set forth, (i) each share of Series A Preferred Stock shall be convertible, as provided for below, at the option of the holders of a majority in number of all shares of Series A Preferred Stock then outstanding and (ii) each share of Series B Preferred Stock shall be convertible, as provided for below, at the option of the holders of a majority in number of all shares of Series B Preferred Stock then outstanding (each such conversion of Series A Preferred Stock or Series B Preferred Stock, an "Optional Conversion"), into fully paid and non-assessable shares of Series I Common or Series II Common by election made as provided below, during the period of one hundred eighty (180) days immediately following the date of consummation of a Qualifying Offering at a conversion price per share of Series I Common or Series II Common, as the case may be, equal to the price per share (net of underwriters' fees, commissions and discounts and of the offering expenses) of Common Stock paid by the public in connection with such Qualifying Offering (such price shall be the "Conversion Price" with respect to an Optional Conversion hereunder). The number of shares of Common Stock into which each Share shall be convertible shall be determined by dividing (i) the sum of (x) the Stated Value thereof, plus (y) an amount equal to all accrued but unpaid dividends thereon to the date of conversion, by
(ii) the Conversion Price.

            (b) Conversion Procedure.

                 (i) If the holders of a majority in number of all shares of
                     Series A Preferred Stock then outstanding or the holders of a majority in number of all shares of Series B Preferred Stock then outstanding, as the case may be, notify the Corporation in writing during such one hundred eighty (180) day period that they elect an Optional Conversion, each holder of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall be promptly notified in writing thereof by the Corporation, and for a period of twenty (20) days after receipt of such written notice, each such holder shall have the right to surrender the certificate or certificates for all of such shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, that it proposes to convert, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series A Preferred Stock, the Series B Preferred Stock or Common Stock, together with written notice of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued if such name or names shall be different than that of such holder. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer Taxes payable upon the issuance and delivery of shares of Common Stock in such name or names. Thereupon, the Corporation shall issue and deliver at such office on the second succeeding Business Day to such holder a certificate or certificates for the number of validly issued, fully paid and non-assessable shares of Common Stock to which such holder is entitled if less than the full number of shares of Series A Preferred Stock or Series B Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, for the number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, evidenced by such surrendered certificate or certificates less the number of shares converted.

                (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date of such surrender of the Shares to be converted so that the rights of the holder thereof as to the Shares being converted shall cease at such time except for the right to receive shares of Common Stock, any rights trading therewith and any dividends declared, accrued and unpaid in accordance herewith, and the Person entitled to receive shares of Common Stock and any dividends declared, accrued and unpaid in accordance herewith shall be treated for all purposes as the record holder of such shares of Common Stock at such time.

            (c) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the date of the Qualifying Offering and prior to the date of any Optional Conversion (A) subdivides its issued and outstanding shares of Series I Common or Series II Common, or (B) combines its issued and outstanding shares of Series I Common or Series II Common into a smaller number of shares, then, in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted so that each holder of Shares shall have the right to convert its Shares into the number of shares of Common Stock which it would have owned after the event had such Shares been converted immediately before the happening of such event. Any adjustment under this Section 7(c) of Part III shall become effective as of the date and time such event becomes effective.

         8. Miscellaneous.

            (a)  Reorganization, Reclassification, Consolidation, Merger or
                 Sale.

                 (i) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction, occurring during the period of one hundred eighty (180) days after a Qualifying Offering, which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Board of Directors shall obtain the affirmative vote or written consent of the holders of at least ninety-five percent (95%) of the shares of Series A Preferred Stock then outstanding, voting together as a separate series, and the holders of at least ninety-five percent (95%) of the shares of Series B Preferred Stock then outstanding, voting together as a separate series, approving such Organic Change; provided, further, the terms of such Organic Change shall make appropriate provision to insure that each of the holders of the Shares shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Series I Common (or Series II Common, as the case may be) immediately theretofore acquirable and receivable upon the conversion of such holder's Shares, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of such holder's Shares had such Organic Change not taken place. In any such case, the terms of the Organic Change shall make appropriate provision with respect to such holders' rights and interest to insure that the provisions hereof shall thereafter be applicable to the Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment to reflect the value for the Shares reflected by the terms of such consolidation, merger or sale, if the value so reflected would cause a decrease in the Conversion Price in effect immediately prior to such consolidation, merger or sale).

                 (ii) Unless the holders of at least ninety-five percent (95%) of the shares of Series A Preferred Stock then outstanding, voting together as a separate series, and the holders of at least ninety-five percent (95%) of the shares of Series B Preferred Stock then outstanding, voting together as a separate series, vote in favor thereof or by written consent thereto, the Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument (which may be the agreement of consolidation, merger or sale), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            (b) Fractional Shares Adjustments. Fractional shares may be issued upon conversion of any Shares.

            (c) Shares to be Reserved. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Shares, such number of shares of Series I Common and Series II Common as shall from time to time be sufficient to effect the conversion of all of the Shares from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, including receipt by the Corporation of stockholder approval, increase the authorized number of shares of each series of Series I Common and Series II Common if at any time the number of shares of Series I Common and Series II Common not then outstanding shall be insufficient to permit the conversion in full of the Shares.

            (d) Taxes and Charges. The Corporation will pay any and all Taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Shares. The Corporation shall not, however, be required to pay any Tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that of the holder of the Shares, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of such Tax or has established, to the satisfaction of the Corporation, that such Tax has been paid.

            (e) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Shares or of any shares of Common Stock issued or issuable upon the conversion of any Shares in any manner which interferes with the timely conversion of such Shares.

            (f) Status of Converted Stock. In the event any Shares shall be converted pursuant to Section 7 of Part III, the Shares so converted shall be retired and the certificates representing such Shares shall be canceled and such Shares shall not be issuable by the Corporation.

            FIFTH: The Corporation shall be entitled to treat the Person in whose name any shares of its capital stock are registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other Person, whether or not the Corporation shall have notice thereof, except as required by applicable law.

            SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the By-Laws of the Corporation.

            EIGHTH: The Corporation expressly elects not to be governed by
Section 203 of the GCL.

            NINTH: To the fullest extent permitted by the GCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the GCL is amended after the date of filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended from time to time. No repeal or modification of this Article NINTH by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article NINTH at the time of such repeal or modification.

            TENTH: Except as set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

            ELEVENTH: Meetings of stockholders may be held within or outside of the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Any document or agreement which is, or has terms which are, incorporated by reference herein, including without limitation the Stockholders Agreement, shall be available for inspection by any stockholder of the Corporation at the principal office of the Corporation. Copies of any such document or agreement will be furnished by the Corporation to any such stockholder at the Corporation's expense.

            TWELFTH: Any notice required by the provisions of this Certificate of Incorporation shall be in writing and shall be deemed given upon delivery, if delivered personally, or by a recognized commercial courier postage prepaid with receipt acknowledged, or upon the expiration of one hundred twenty (120) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed, in the case of a notice to any holder of shares of capital stock of the Corporation, to such holder as such holder's address appears on the books of the Corporation, or in the case of a notice to the Corporation, at its principal executive office. Neither the failure to mail any such notice to any particular holder nor any defect in any such notice shall affect the sufficiency of notice with respect to any other Person.

                  IN WITNESS WHEREOF, the undersigned, being the Secretary of the Corporation, has duly executed this Restated Certificate of Incorporation on this 14th day of April, 1998.


                                       MS  ACQUISITION CORP.


                                       By: /s/ Harold A. Brown
                                          -------------------------------
                                          Name:  Harold A. Brown
                                          Title: Secetary



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